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                                                                    Exhibit 99.1

REVOCABLE PROXY

                          CAPROCK COMMUNICATIONS CORP.
                        SPECIAL MEETING OF STOCKHOLDERS

                                 [______], 2000

                             9:00 a.m., local time

                        15601 Dallas Parkway, Suite 700
                              Dallas, Texas 75001


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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR USE AT THE SPECIAL MEETING ON [______], 2000

          The undersigned stockholder of CapRock Communications Corp. (the "Company") hereby appoints Jere W. Thompson, Jr. and Leo J. Cyr, or either one of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the special meeting of stockholders (the "Special Meeting") to be held on [____], 2000, at 9:00 a.m., local time, at 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001, and at any adjournment or postponement thereof, upon the following matter and any other matter as may properly come before the Special Meeting or any adjournment or postponement thereof.

          This proxy, when properly executed, will be voted as directed by the stockholder named herein and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1. The stockholder named herein hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus relating to the Special Meeting and hereby revokes any proxy or proxies heretofore given. The stockholder named herein may revoke this proxy at any time before it is voted by filing with the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

 PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                           POSTAGE PREPAID ENVELOPE.



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1. Proposal to approve and adopt the Agreement and Plan of Merger, by and among
   McLeodUSA Incorporated, Cactus Acquisition Corp., and CapRock Communications Corp., dated as of October 2, 2000.

                        For             Against            Abstain

                        [ ]                [ ]                [ ]

   If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSAL 1.


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                                                   Signature

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                                 Signature (To be signed if shares are held by
                                 joint tenants as community property.)


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                                 Title, if applicable

                                 Dated ________________, 2000

                                 _____________________________________________
                                 This proxy should be dated and signed by the Shareholder(s) exactly as his or her name appears thereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants as community property, both should sign.



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